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                                                                    EXHIBIT 16.2

December 22, 2003

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W. Washington, D.C. 20549

Ladies and Gentlemen:

         We have read the disclosure contained in "Change of Auditor" in amendment No. 2 to the registration statement on Form S-11 (file no. 333-109565) of Government Properties Trust, Inc. to be filed with the Securities and Exchange Commission, and agree with the statements contained therein.


                                            Very truly yours,



                                            Zwick & Steinberger, P.L.L.C.